UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2025

BLUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56626	93-3735199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11516 Downey Ave., Downey, California	90241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2025, Blum Holdings, Inc. ("Blüm" or the “Company”) entered into a binding term sheet (the "Term Sheet") with a licensed commercial cannabis retail operator located in Northern California (the “Target”) pursuant to which the Company intends to enter into a Merger Agreement or Share Exchange Agreement or similarly situated document whereby a wholly owned subsidiary of the Company (“Blüm Acquisition Co.”), will acquire majority of the membership interests of Target (the “Transaction”).  Upon closing of the Transaction, the Company shall issue Target 3,633,540 shares of common stock of the Company, par value $0.001 (the “Common Stock”). The aggregate value exchanged shall be equal to $5,000,000 subject to consideration adjustments as outlined in the Term Sheet.

Each of the parties’ obligations to close the Transaction will be subject to customary conditions and other conditions agreed to by the parties to be included in the definitive agreements for the Transaction, including but not limited to the receipt of all necessary approvals and consents required by each party to complete the Transaction. No assurances can be made that the Company will be successful in completing the Transaction.

In connection with the Term Sheet, on July 1, 2025, Blum Management Holdings, Inc. (“Blum Management” or the “Manager”), a wholly owned subsidiary of Blüm, entered into a Management Services Agreement (the "MSA") with the Target. Under the MSA, Blum Management has been granted exclusive operational and economic control of the Target’s licensed retail cannabis business, while the Target remains the license holder of record. In consideration for these management services, Blum Management shall receive 100% of the economic benefit of the business, and is responsible for the payment of all operating expenses, including rent, payroll, insurance, inventory, and taxes.

The MSA provides the Company with full authority to operate the business in compliance with state and local law, manage bank accounts, oversee staffing and inventory, and administer all day-to-day operations. The agreement includes standard representations, warranties, and indemnification provisions and may be terminated under certain conditions, including consummation of a stock acquisition of the Target by the Company.

The foregoing summaries of the Term Sheet and MSA are qualified in their entirety by reference to the full text of the documents, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Company has determined that, as a result of the MSA described in Item 1.01 above, it has acquired a controlling financial interest in the Target under the Variable Interest Entity (“VIE”) model set forth in ASC 810. Accordingly, the Company will consolidate the Target’s operations into its financial statements effective as of July 1, 2025. Although no equity interests have been acquired to date, the Company has obtained the rights and responsibilities necessary to control the Target’s operations and financial outcomes under U.S. GAAP.

Item 7.01. Regulation FD Disclosure.

On July 3, 2025, the Company issued a press release announcing the Term Sheet and MSA as described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided under this Item 7.01 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this Current Report no later 71 days after the date on which this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filled with the SEC by amendment to this Current Report no later than 71 days after the date on which this Current Report is required to be filed.

(d) Exhibits.

Exhibit	Description
10.1*	Binding Term Sheet, dated July 1, 2025.
10.2*	Management Services Agreement, dated July 1, 2025.
99.1	Press Release, dated July 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).
* Portions of the exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUM HOLDINGS, INC.

Date: July 3, 2025	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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